As filed with the Securities and Exchange Commission on June 25, 2024

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTRA-CELLULAR THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4742850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

430 East 29th Street

New York, New York 10016

(646) 440-9333

(Address, including zip code, of principal executive offices)

Intra-Cellular Therapies, Inc.

Amended and Restated 2018 Equity Incentive Plan

(Full Title of the Plan)

John P. Condon, Esq.

Senior Vice President, General Counsel and Secretary

Intra-Cellular Therapies, Inc.

430 East 29th Street

New York, New York 10016

(646) 440-9333

(Name, address and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq.

John T. Rudy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Facsimile: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 5,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Intra-Cellular Therapies, Inc. (the “Registrant”), representing an increase of 5,000,000 shares reserved under the Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) approved by the Registrant’s stockholders at the 2024 Annual Meeting of Stockholders. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-243716) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2020 (File No. 333-243716) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. No.

4.1	Restated Certificate of Incorporation of the Registrant, as amended.		10-Q (Exhibit 3.1)	8/9/2021	001-36274

4.2	Restated Bylaws of the Registrant.		8-K (Exhibit 3.5)	9/5/2013	000-54896

4.3	Form of common stock certificate.		8-K (Exhibit 4.1)	9/5/2013	000-54896

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Ernst & Young LLP.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).	X

24.1	Power of Attorney included on the signature page of this Registration Statement).	X

99.1	Amended and Restated 2018 Equity Incentive Plan.*		8-K (Exhibit 10.1)	6/18/2024	001-36274

99.2	Form of Stock Option Agreement under the Amended and Restated 2018 Equity Incentive Plan.*	X

99.3	Form of Director Stock Option Agreement under the Amended and Restated 2018 Equity Incentive Plan (electronic version).*	X

99.4	Form of Director Stock Option Agreement under the Amended and Restated 2018 Equity Incentive Plan.*	X

99.5	Form of Restricted Stock Unit Agreement under the Amended and Restated 2018 Equity Incentive Plan.*	X

99.6	Form of Director Restricted Stock Unit Agreement under the Amended and Restated 2018 Equity Incentive Plan (electronic version).*	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. No.

99.7	Form of Director Restricted Stock Unit Agreement under the Amended and Restated 2018 Equity Incentive Plan.*	X

99.8	Form of Performance-based Restricted Stock Unit Award Agreement under the Amended and Restated 2018 Equity Incentive Plan.*		10-Q (Exhibit 10.2)	5/7/2024	001-36274

107	Filing Fee Table	X

*	Management contract or compensatory plan or arrangement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York on June 25, 2024.

INTRA-CELLULAR THERAPIES, INC.

By	/s/ Sharon Mates, Ph.D.
Sharon Mates, Ph.D.
Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Sharon Mates, Ph.D., Michael I. Halstead and John P. Condon, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sharon Mates, Ph.D. Sharon Mates, Ph.D.	Chairman and Chief Executive Officer (principal executive officer)	June 25, 2024

/s/ Lawrence J. Hineline Lawrence J. Hineline	Senior Vice President of Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	June 25, 2024

/s/ Joel S. Marcus	Director	June 25, 2024
Joel S. Marcus

/s/ Rory B. Riggs	Director	June 25, 2024
Rory B. Riggs

/s/ Eduardo Rene Salas	Director	June 25, 2024
Eduardo Rene Salas

/s/ Robert L. Van Nostrand	Director	June 25, 2024
Robert L. Van Nostrand